ALEXANDER & BALDWIN, INC.
                  Subsidiaries as of February 28, 1998


                                                      State or Other
                                                     Jurisdiction Under
Name of Subsidiary                                    Which Organized
------------------                                   ------------------

A&B-Hawaii, Inc.                                        Hawaii
   Subsidiaries:
        A & B Development Company (California)          California
        A & B Properties, Inc.                          Hawaii
        California and Hawaiian Sugar
        Company, Inc.                                   Hawaii
        East Maui Irrigation Company, Limited           Hawaii
        Kahului Trucking & Storage, Inc.                Hawaii
        Kauai Commercial Company, Incorporated          Hawaii
        Kukui'ula Development Company, Inc.             Hawaii
        McBryde Sugar Company, Limited                  Hawaii
             Subsidiary: Kauai Coffee
                         Company, Inc.                  Hawaii
        South Shore Community Services, Inc.            Hawaii
        South Shore Resources, Inc.                     Hawaii
        WDCI, INC.                                      Hawaii

Matson Navigation Company, Inc.                         Hawaii
   Subsidiaries:
        Matson Intermodal System, Inc.                  Hawaii
        Matson Logistics Solutions, Inc.                Hawaii
        Matson Services Company, Inc.                   Hawaii
        Matson Terminals, Inc.                          Hawaii








NOTE: Certain A&B subsidiaries, which considered in the aggregate do not constitute a significant subsidiary, have been omitted.